Exhibit 99.1

Novelion Therapeutics Provides Update on Liquidation and Claims
Process

VANCOUVER, British Columbia, June 12, 2020 – Novelion Therapeutics Inc. (“Novelion” or the “Company”) by Alvarez & Marsal Canada Inc., Novelion’s court appointed liquidator (the “Liquidator”) today provides an update on the Company’s voluntary liquidation process (the “Liquidation”) that started on January 16, 2020 (the “Effective Date”).

Liquidation Update

The Liquidator is currently administering the Court-approved claims process, the purpose of which was to solicit claims against Novelion and its directors and officers. Written notice of the commencement of the Liquidation and the claims process to all known creditors of Novelion was published in major newspapers in Canada and the U.S. and was sent by the Liquidator to known and potential creditors of the Company. The deadline for filing claims with the Liquidator was 5:00 p.m. (Vancouver time) on May 29, 2020.

A total of 12 claims having an aggregate value of CAD$962,280.15 were filed by the Court approved deadline for receipt of claims. The Liquidator has reviewed these claims and has allowed claims in an aggregate amount of CAD$446,886.45 at this time. The Liquidator is in the process of resolving and responding to the remaining claims.

Novelion Assets and Amryt Shares

As announced on September 25, 2019, Amryt Pharma plc (“Amryt”) acquired 100% of the outstanding equity interests of Novelion’s former operating subsidiary, Aegerion Pharmaceuticals, Inc. (“Aegerion”), as contemplated in Aegerion’s First Amended Joint Chapter 11 Plan (the “Aegerion Transaction”). In the Aegerion Transaction, reorganized Aegerion became a wholly-owned subsidiary of Amryt, and Novelion received American depository receipts (“ADRs”) representing approximately 14.0 million ordinary shares of Amryt (the “Amryt Equity”) in full satisfaction of Novelion’s claims as creditor under the secured intercompany loan between Aegerion and Novelion.

As previously announced on January 3, 2020, the Company sold approximately 1.55 million ordinary shares of Amryt, yielding net proceeds to the Company of approximately USD$2.0 million, with proceeds from such sale to fund anticipated ongoing operating expenses and to satisfy anticipated claims and obligations, as well as potential unknown or unanticipated claims or expenses.

The custodian holding the ADRs confirms that Novelion currently holds ADRs representing approximately 12.49 million ordinary shares of Amryt.

In addition, Novelion holds certain limited royalty interests and equity interests in subsidiaries that carry on no active business and, aside from cash in an amount not exceeding USD$5,000, are not known to hold any material assets. As of May 29, 2020, the Liquidator, on behalf of the Company, holds cash in its trust accounts of CAD$60,750.87 and USD$861,861.05.

Registered shareholders on the Company’s stock transfer books (“Registered Holders”) as of the Effective Date will be entitled to a pro-rata share of any distribution to shareholders in the Liquidation. The Liquidator will distribute any remaining Amryt Equity (which is publicly traded and subject to volatility), or net proceeds therefrom, and any remaining cash assets to Registered Holders of the Company’s shares in connection with the completion of the Liquidation process. The Liquidator continues to expect that the liquidation distribution will consist almost entirely of the Amryt Equity or net proceeds therefrom, net of any sales of the Amryt Equity that are necessary to fund the Company’s liabilities and cover the expenses of the Liquidation.

The Liquidator continues to believe that it will be able to complete distributions in the fourth quarter of 2020, subject to the resolution of claims and other ongoing administrative matters including the finalization of tax returns and related matters in Canada and the U.S.

Shareholders and other interested parties should visit www.alvarezandmarsal.com/novelion for continuing information about Novelion, the Liquidation and related matters.

Cautionary Information Regarding the Company’s Securities

As of the Effective Date, the Company’s transfer agent closed the Company’s stock transfer books and discontinued recording transfers, and Registered Holders are no longer able to transfer record ownership of their shares. Any distributions made in the Liquidation will be made only to Registered Holders as of the Effective Date, and beneficial holders of common shares will be entitled to receive any distributions only through and from the applicable Registered Holder of their shares. Shareholders whose shares in Novelion are held in a brokerage firm or with a securities dealer, trust company, bank or another similar organization, are encouraged to reach out to their broker, dealer, trust, bank or other agent with any questions relating to the processes or requirements for receiving any such distributions if and when they are made.

The Company believes, but cannot assure, that trading in the Company’s common shares was suspended or otherwise ceased as of the Effective Date or shortly thereafter. The Company cautions that investors who seek to trade in Novelion common shares or other securities after the Effective Date (to the extent such trading is available), including on any secondary markets, do so at substantial risk to their investment.

The Company continues to caution that trading in the Company’s securities (to the extent such trading is available) remains highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, the Liquidator’s actions with respect to the Liquidation and any orders of the Court related to same, the amount, timing and nature of any distribution as part of the Liquidation, the ultimate outcome of the Liquidation process, and expectations and beliefs related to trading in and the market and record of holders of Novelion common shares after the Effective Date, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact of any determinations of the Court and the actions of the Liquidator undertaken as part of the Liquidation, the possibility that there could be claims or actions that result from the claims process conducted as part of the Liquidation or otherwise, the possibility that such claims and actions could be costly to defend and could have negative outcomes, the possibility that actual expenses and claims that result from the Liquidation will be greater than anticipated, and the potential impact of any volatility in the market price of the shares of Amryt Equity held by the Company, any or all of which could materially reduce the availability of assets available for distribution to shareholders, as well as those risks identified in Novelion’s filings with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators, including the definitive proxy statement filed on October 3, 2019, which are available on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com. The impact from any such risks and uncertainties could materially reduce or eliminate the availability of assets available for distribution to shareholders.

Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Nishant Virmani

Alvarez & Marsal Canada Inc.

nvirmani@alvarezandmarsal.com

www.alvarezandmarsal.com/novelion

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